EXHIBIT 23.18

CONSENT

I refer to the Registration Statement on Form S-8 of Yamana Gold Inc. dated May 7, 2009 (including all documents incorporated by reference therein, the “Registration Statement”).

I hereby consent to the appearance of my name and the use of my report in the Registration Statement.

Date:                  May 7, 2009

/s/ Hrayr Agnerian

Name:	Hrayr Agnerian, M. Sc. (Applied), P. Geo.
Title:	Associate Consulting Geologist